Exhibit 10.1

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Employment Agreement

THIS AGREEMENT made as of the 1st day of July, 2014, between Western Graphite Inc, a corporation incorporated under the laws of the State of Nevada, and having its principal place of business at Tallahassee, Florida (the "Employer" or “Company”); and David Wimberly, of the City of Monticello, Florida in the State of Florida (the "Employee").

WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

IN CONSIDERATION of the promises and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the parties agree as follows:

1.	Employment

The Employee agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required of his position. In carrying out these duties and responsibilities, the Employee shall comply with all Employer policies, procedures, rules and regulations, both written and oral, as are announced by the Employer from time to time. It is also understood and agreed to by the Employee that his assignment, duties and responsibilities and reporting arrangements may be changed by the Employer in its sole discretion without causing termination of this agreement.

2.	Position Title

As Chairman and Chief Executive Officer, the Employee is required to perform the following duties and undertake the following responsibilities in a professional manner.

(a)	Overall management of the Company;
(b)	Preparation of strategic plans for Company;
(c)	Management of all other employees of the Company;
(d)	Interaction with Board of Directors of Company;
(e)	Interaction with all outside Consultants, Accountants, Attorneys and Advisors to the Company;
(f)	Management of all SEC filings for the Company in coordination with all Consultants, Accountants, Attorneys and Advisors to the Company;
(g)	Other duties as may arise from time to time and as may be assigned to the Employee by the Board of Directors.

3.	Compensation

(a)	As full compensation for all services provided the employee shall be paid at the rate of $7,500.00 per month. Such payments shall be subject to such normal statutory deductions by the Employer.
(b)	A Bonus will be payable to Employee upon declaration of the Board of Directors and based upon, among other things, profitability, growth in valuation, etc.
(c)	The salary mentioned in paragraph (l)(a) shall be review on an annual basis, but the Employee is so appointed for a period of five years initially.
(d)	All reasonable expenses arising out of employment shall be reimbursed assuming same have been authorized prior to being incurred and with the provision of appropriate receipts.
(e)	Office expenses of $1,200 per month will be paid in support of the office space used by Western Graphite Inc. located at 1045 East Washington Street, Monticello, Florida 32344.

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4.	Vacation

The Employee shall be entitled to vacations in the amount of two (2) weeks per annum.

5.	Benefits

The Employee shall be responsible for his own health insurance; however a Medical Reimbursement Plan shall be in place for any items not so covered.

6.	Performance Reviews

The Employee will be provided with a written performance appraisal at least once per year and said appraisal will be reviewed at which time all aspects of the assessment can be fully discussed.

7.	Termination

(a)	The Employee may at any time terminate this agreement and his employment by giving not less than two weeks written notice to the Employer.
(b)	The Employer may terminate this Agreement and the Employee’s employment at any time, without notice or payment in lieu of notice, for sufficient cause.
(c)	The Employer may terminate the employment of the Employee at any time without the requirement to show sufficient cause pursuant to (b) above, provided the Employer pays to the Employee an amount as required by the Employment Standards Act 2000 or other such legislation as may be in effect at the time of termination. This payment shall constitute the employees entire entitlement arising from said termination.

8.	Non- Competition

(1)	It is further acknowledged and agreed that following termination of the employee’s employment with Western Graphite Inc for any reason the employee shall not hire or attempt to hire any current employees of Western Graphite Inc.

9.	It is further acknowledged and agreed that following termination of the employee’s employment with Western Graphite Inc. for any reason the employee shall not solicit business from current clients or clients who have retained Western Graphite Inc. in the 6 month period immediately preceding the employee’s termination.

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10.	Laws

This agreement shall be governed by the laws of the State of Florida.

11.	Independent Legal Advice

The Employee acknowledges that the Employer has provided the Employee with a reasonable opportunity to obtain independent legal advice with respect to this agreement, and that either:

(a)	The Employee has had such independent legal advice prior to executing this agreement, or;
(b)	The Employee has willingly chosen not to obtain such advice and to execute this agreement without having obtained such advice.

12.	Entire Agreement

This agreement contains the entire agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the employment of the Employee by the Employer and shall be amended or modified only by written instrument signed by both of the parties hereto.

13.	Severability

The parties hereto agree that in the event any article or part thereof of this agreement is held to be unenforceable or invalid then said article or part shall be struck and all remaining provision shall remain in full force and effect.

[Signature Page follows]

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IN WITNESS WHEREOF the Employer has caused this agreement to be executed by its duly authorized officers and the Employee has set his hand as of the date first above written.

SIGNED, SEALED AND DELIVERED in the presence of:

/s/ David Wimberly
David Wimberly

/s/ Karl Schilling
Karl Schilling
Human Resources Director